UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 7, 2022

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 7, 2022, Timothy Elberfeld notified TransUnion (the “Company”) of his decision to resign his role as Senior Vice President, Chief Accounting Officer, effective April 2, 2022 (the “Separation Date”). Mr. Elberfeld’s decision is not related to any disagreement with the Company on any matter relating to the Company’s accounting principles or practices, financial statement disclosures, internal controls, management or operations.

(c)    Effective on the Separation Date, Todd M. Cello, Executive Vice President, Chief Financial Officer of the Company, will be appointed to the role of principal accounting officer. Mr. Cello’s service in this role is expected to be on an interim basis as the Company conducts a search to identify a successor to Mr. Elberfeld.

Mr. Cello, 46, has served as the Company’s Chief Financial Officer since August 2017, and is responsible for leading the Company’s financial strategy and overseeing the Company’s accounting and financial reporting, planning, tax, treasury and corporate development functions. Mr. Cello joined TransUnion in 1997 as a staff accountant and served in a number of roles within the Company’s Finance function, including as the chief financial officer of the Company’s U.S. Information Services segment from 2005 through 2008, and as the Company’s Vice President - Strategic and Financial Planning from 2009 through 2015, before taking on the role chief financial officer of the Company’s International segment in 2015. Mr. Cello graduated from the University of Illinois at Chicago in 1997 with a Bachelor of Science degree in Accounting and has been registered as a certified public accountant since 1999.

Mr. Cello will not receive any additional compensation for assuming the role of principal accounting officer, and no changes have been made to any plans or arrangements in which Mr. Cello participates as a result of this appointment. There are no family relationships existing between Mr. Cello and any executive officer or director of TransUnion. Mr. Cello has no direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: March 11, 2022	By:	/s/ Heather J. Russell
	Name:	Heather J. Russell
	Title:	Executive Vice President, Chief Legal Officer